Exhibit 21.1

SUBSIDIARIES OF MALLINCKRODT PLC

Name of Subsidiary	Jurisdiction of Formation
Mallinckrodt Medical Argentina Ltd., Argentinean Branch	Argentina
Mallinckrodt Australia Pty Ltd	Australia
Mallinckrodt Belgium BVBA	Belgium
Carnforth Limited	Bermuda
Mallinckrodt do Brasil, Ltda.	Brazil
101610 PEI, Inc.	Canada
BioVectra, Inc.	Canada
Liebel-Flarsheim Canada Inc.	Canada
Mallinckrodt Canada Holdings ULC	Canada
Mallinckrodt Canada ULC	Canada
Comercializadora Mallinckrodt Chile Limitada	Chile
Mallinckrodt Medical Consulting (Shanghai) Co., Ltd.	China
Mallinckrodt Medical Consulting (Shanghai) Co., Ltd. (Beijing Branch)	China
Mallinckrodt Colombia SAS	Colombia
Mallinckrodt Netherlands Holdings B.V., organizacní slozka	Czech Republic
Mallinckrodt Netherlands Holdings B.V. Holland (Denmark Branch)	Denmark
Mallinckrodt Netherlands Holdings B V Finland Branch	Finland
Mallinckrodt France S.a.r.l. (FKA-Covidien)	France
Dritte CORSA Verwaltungsgesellschaft GmbH	Germany
Mallinckrodt Deutschland GmbH	Germany
Mallinckrodt Deutschland Holdings GmbH	Germany
Mallinckrodt Hong Kong Limited	Hong Kong
Mallinckrodt Pharmaceuticals India Private Limited	India
Acthar IP	Ireland
Mallinckrodt IP	Ireland
Mallinckrodt Ireland Limited	Ireland
Mallinckrodt Medical Imaging - Ireland	Ireland
Mallinckrodt Pharmaceuticals Ireland Limited	Ireland
Mallinckrodt Quincy Limited	Ireland
Phoenixglade Limited	Ireland
Questcor International Limited	Ireland
Questcor Operations Limited	Ireland
Mallinckrodt Italia Spa	Italy
Mallinckrodt Japan Co. Ltd.	Japan
Mallinckrodt Korea Inc.	Korea
Mallinckrodt Group Sarl	Luxembourg
Mallinckrodt International Finance SA	Luxembourg
Mallinckrodt Lux IP Sarl	Luxembourg
Mallinckrodt Quincy Sarl	Luxembourg
Mallinckrodt Securitization Sarl	Luxembourg
Mallinckrodt Medical S.A. de C.V.	Mexico
Mallinckrodt Canada Cooperatie U.A.	Netherlands
Mallinckrodt Medical B.V.	Netherlands
Mallinckrodt Nederland B.V.	Netherlands
Mallinckrodt Netherlands Holdings BV	Netherlands
Mallinckrodt Petten Holdings B.V.	Netherlands
Mallinckrodt Radioisotopes B.V.	Netherlands
Mallinckrodt Netherlands Holdings B.V. (Norway Branch)	Norway

Mallinckrodt Panama Distribution, S.A.	Panama
Mallinckrodt Panama, S.A.	Panama
Mallinckrodt sp. z o.o.	Poland
Mallinckrodt Caribbean, Inc. (Puerto Rico Branch)	Puerto Rico
Mallinckrodt Netherlands Holdings B.V. Russian Representative Office	Russia
Mallinckrodt Netherlands Holdings B.V. Slovakia, organizacná zlozka	Slovakia
Mallinckrodt (Pty) Ltd	South Africa
Mallinckrodt Spain, S.L.	Spain
Mallinckrodt Sverige AB	Sweden
Mallinckrodt Finance GmbH	Switzerland
Mallinckrodt AG	Switzerland
Mallinckrodt Group Sarl, Luxembourg (LU) Neuhausen AM Rheinfall Branch	Switzerland
Mallinckrodt Holdings GmbH	Switzerland

Name of Subsidiary	Jurisdiction of Formation
Mallinckrodt Switzerland Limited	Switzerland
Mallinckrodt Hong Kong Limited, Taiwan Representative Office	Taiwan
Mallinckrodt Hong Kong Limited, Thailand Branch	Thailand
Mallinckrodt Saglik Anonim Sirketi	Turkey
Mallinckrodt ARD Holdings Limited (FKA MIFSA UK Limited)	UK
Mallinckrodt Chemical Holdings (UK) Ltd.	UK
Mallinckrodt Chemical Limited	UK
Mallinckrodt Enterprises UK Limited	UK
Mallinckrodt Medical Argentina Ltd.	UK
Mallinckrodt Medical Holdings (UK) Limited	UK
Mallinckrodt UK Commercial Ltd	UK
Mallinckrodt UK Ltd	UK
MKG Medical UK Ltd	UK
MUSHI UK Holdings Limited	UK
BioVectra, Inc. USA	North Carolina
Cadence Pharmaceuticals, Inc.	Delaware
CNS Therapeutics, Inc.	Delaware
Enterpises Holdings, Inc.	Delaware
IMC Exploration Company	Maryland
Lafayette Pharmaceuticals LLC	Delaware
Liebel-Flarsheim Company LLC	Delaware
Ludlow Corporation	Massachusetts
Mallinckrodt APAP LLC	Delaware
Mallinckrodt ARD Holdings Inc.	Delaware
Mallinckrodt Brand Pharmaceuticals, Inc. (DE)	Delaware
Mallinckrodt Caribbean, Inc.	Delaware
Mallinckrodt CB LLC	Delaware
Mallinckrodt Enterprises Holdings, Inc.	California
Mallinckrodt Enterprises LLC	Delaware
Mallinckrodt Inc. (DE)	Delaware
Mallinckrodt LLC	Delaware
Mallinckrodt MFC LLC	Delaware
Mallinckrodt Nuclear LLC	Delaware
Mallinckrodt Nuclear Medicine LLC	Delaware
Mallinckrodt US Holdings, Inc. (FKA Kendall Holding Corp.)	Nevada
Mallinckrodt US Holdings LLC	Delaware
Mallinckrodt US Pool LLC	Nevada
Mallinckrodt Veterinary, Inc.	Delaware
MEH, Inc.	Nevada
Questcor Pharmaceuticals Inc.	California
Ribogene, Inc.	Delaware
Viking Project Company, LLC	Delaware